UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 7, 2012

SkyWest, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road
St. George, Utah	84790
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(435) 634-3000

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 7, 2012, SkyWest, Inc. (“SkyWest”) entered into an Aircraft Purchase Agreement (the “Agreement”) with Mitsubishi Aircraft Corporation (“Mitsubishi”), pursuant to which SkyWest agreed to purchase from Mitsubishi up to 100 Mitsubishi Regional Jets (the “Aircraft”) on the terms and subject to the conditions set forth in the Agreement.  The Agreement includes an option pursuant to which SkyWest may elect to purchase up to an additional 100 Aircraft.

The purchase of the Aircraft by SkyWest is subject to each of SkyWest and Mitsubishi performing its respective obligations as outlined in the Agreement.  SkyWest currently anticipates that the initial delivery of the Aircraft will commence in 2017.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report, as modified by a related letter agreement, dated December 7, 2012, executed by SkyWest and Mitsubishi (the “Letter Agreement”), a copy of which is filed as Exhibit 10.2 to this Current Report.

Safe Harbor for Forward-Looking Statements

In addition to historical information, this Current Report contains forward-looking statements.  SkyWest may, from time-to-time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements encompass SkyWest’s beliefs, expectations, hopes or intentions regarding future events.  Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely” and similar expressions identify forward-looking statements.  All forward-looking statements included in this Current Report are made as of the date hereof and are based on information available to SkyWest as of such date.  SkyWest assumes no obligation to update any forward-looking statement.  Readers should note that many factors could affect the consummation of the transactions contemplated by the Agreement, and the future operating and financial results of SkyWest, and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this Current Report.  These factors include, but are not limited to, the satisfaction of conditions set forth in the Agreement, the parties’ performance of their respective obligations under the Agreement, the manufacture, delivery, and operation of the Aircraft, market acceptance of the Aircraft, and other unanticipated factors.

Actual operational and financial results of SkyWest will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among those identified above: the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel; negotiations between SkyWest and its major partners regarding their contractual relationships; the financial stability of those major partners regarding any impact on the contracts that SkyWest operates under in their behalf; the resolution of current litigation with a major airline partner of SkyWest; variations in market and economic conditions; labor relationships; the impact of global instability; rapidly fluctuating fuel costs; the degree and nature of competition; potential fuel shortages; the impact of weather-related or other natural disasters on air travel and airline costs; aircraft deliveries; and other unanticipated factors.  Risk factors, cautionary statements and other conditions which could cause actual results to differ from management’s current expectations are contained in SkyWest’s filings with the SEC, including the section of SkyWest’s Annual Report on Form 10-K for the year ended December 31, 2011, entitled “Risk Factors.”  All subsequent forward-looking statements attributable to SkyWest or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements.

ITEM 8.01 — OTHER EVENTS

SkyWest issued a press release regarding the transactions contemplated by the Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report, and incorporated herein by this reference.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

The following are filed as exhibits to this Current Report:

Exhibit Number	Title of Document	Location

10.1	Aircraft Purchase Agreement, dated December 7, 2012, between Mitsubishi Aircraft Corporation and SkyWest, Inc.*	Attached
10.2	Letter Agreement, dated December 7, 2012, between Mitsubishi Aircraft Corporation and SkyWest, Inc.*	Attached
99.1	Press release dated December 13, 2012 entitled “Mitsubishi Aircraft and SkyWest, Inc., Complete Definitive Agreement for 100 Mitsubishi Regional Jets (MRJ) and 100 Options”	Attached

*  Certain portions of these exhibits have been omitted pursuant to Rule 24b-2 and are subject to a confidential treatment request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyWest, Inc.

Dated: December 13, 2012	By:	/s/ Eric J. Woodward
Eric J. Woodward
Chief Accounting Officer